AGENT AGREEMENT

This Agent Agreement ("Agreement") is entered into as of this 8 day of November 8th, 2010 ("Effective Date") by and between Latitude Solutions, Inc., a Nevada company, whose address is 190 NW Spanish River Blvd. suite # 101 Boca Raton, Fl. 33431("Supplier") and Crucible Enterprises, Ltd., ("Agent") whose address is 5670 Greenwood Village Plaza Blvd – PH, Greenwood Village, CO 80111.

1 DEFINITIONS

(a) "Agent" means an independent entity that has exclusive representation and distribution rights in specified territories. All direct sales of the supplier's products must go through the Agent.

(b) "Affiliate" means an entity that controls, is controlled by or is under common control with Agent, where control means beneficial ownership of at least 50% of the shares entitled to vote in the election of directors or other managing authority of an entity.

(c) "Customer" means an end user customer with headquarters in the Territory who purchases the Products for its own use in the Territory , and does not have any Affiliates that, develop, market or distribute its own products that compete with the Products. Exhibit B lists the customers excluded from Agent access.

(d) "Lead Time" means the lead time required for orders prior to the date of shipment as set forth in Exhibit A or, if the lead time is not specified in Exhibit A, a period of eight (8) weeks.

(e) "Order" means a purchase order placed by Agent for the purchase of Products under this Agreement.

(f) "Product" means a Product set forth in Exhibit A to be supplied by Supplier to Agent under this Agreement.

(g) "Specifications" means Supplier's published technical specifications for the Products set forth in Exhibit A, as may be changed from time to time as set forth in below.

(h) "Territory" means the Territory set forth in Exhibit A.

(i) "Warranty Period" means the warranty period set forth in Exhibit A for each Product. Unless otherwise set forth in Exhibit A, the Warranty Period shall be ninety (90) days.

2 AGENCY

(a) Appointment. Subject to the terms and conditions of this Agreement, Supplier hereby appoints Agent, and Agent hereby accepts appointment, as a **non-exclusive** Supplier's Agent for sales, representation and distribution of the Products to Customers in the Territory. Agent's appointment shall be **non-exclusive** in the Territory as set forth in Exhibit A. Agent agrees that it shall sell and/or distribute the Products to Customers only for use in applications for which the Products have been specified by Supplier or are adopted pursuant to RFP or Spec Proposals. Agent shall only

deliver the Products directly to the Customer in the Territory. Agent shall discontinue sales to any Customer who re-distributes the Products outside the Territory.

(b) Products. The Products and pricing, delivery, warranty period, specifications and other terms for such Products will be specified in sequentially numbered and dated attachments to Exhibit A, identified as Exhibit A and is incorporated herein by this reference.

(c) Customers. Agent shall obtain Supplier's prior written consent prior to distributing Products to any third party who is listed on Exhibit B. Other than those companies listed on Exhibit B, Agent is free to market to all Customers in the Territory, but shall have no rights to any customer, or price, or compensation, unless the Agent is the procuring entity for that particular purchase order. If Agent submits a RFP or Spec for a customer for a custom designed product, Agent shall be automatically protected for 100% commission on the gross sales price of the product order.

(d) Trademarks. Agent shall not use any of the Supplier's trade marks or trade names set forth in Exhibit C ("Trademarks"), except in connection with sales of the Products, and any such permitted use shall be subject to the Supplier's prior written approval. Agent agrees to cease all use of the marks or names of the Supplier for any purpose whatsoever on termination of this Agreement. During and after the term of this agreement, Agent shall not use the Supplier's name in any way not specifically authorized herein. Agent shall not permit, or intentionally cause any act or event which would impair Supplier's rights in the Products or trademarks or trade names. Should any misuse of Supplier's trademarks or trade names by any third party come to the notice of Agent, Agent shall promptly inform Supplier of such misuse however, Agent shall bear no responsibility for such third party actions.

(e) No Implied Licenses. No licenses are granted to Agent under this Agreement except as expressly set forth in this agreement, either expressly or by implication, estoppel or otherwise. ALL RIGHTS NOT EXPRESSLY GRANTED HEREIN ARE RESERVED TO SUPPLIER.

3 MARKETING AND PROMOTION

(a) Supplier shall furnish the following services under this agreement: (i) supply Agent, without cost, such promotional materials as it has available relating to the Products; (ii) provide Agent with reasonable knowledge, training, and sales assistance; and (iii) provide Agent such demonstration units for reasonable periods of time as are deemed necessary or desirable by Supplier.

(b) Agent and its Subsidiaries shall market and promote the Products and represent Supplier in a professional manner and will at all times protect the reputation and goodwill of Supplier. Agent shall use its best efforts to promote vigorously the marketing and distribution of the Products to realize the maximum sales potential for the Products in the Territory. Agent shall be solely responsible for all costs and expenses related to its own advertising, marketing, promotion,and distribution of the Products should Agent decide to engage in such practices, and for performing its obligations hereunder. Services that Agent shall perform include, but are not limited to (i) supplying customers with requested technical information concerning the Supplier's products or promptly referring such requests to the Supplier; (ii) follow-up to assure customer satisfaction; (iii) exhibit the Supplier's products in an attractive and reasonable manner at each trade show in which Agent is exhibiting; (iv) visit Supplier for such sales meetings as may be deemed necessary or desirable by the Supplier. Unless otherwise agreed to by Supplier in writing, or unless Supplier requires Agent's involvement in any event held by

Supplier, Agent shall pay all its own direct costs and expenses incurred in marketing and support of the Products and in performance of its obligations, duties and actions under this Agreement.

(c) Supplier shall exercise only such influence over Agent as shall be reasonably necessary to affect the overall objectives of Supplier in the marketing and sales of the Products.

(d) Agent shall have the right to act as sales agent for manufacturers other than the Supplier. Agent shall not represent any competitors or any competitors' products except in the event of default by Supplier for non-payment which is not cured per Section 9.b.

(e) Agent shall not intentionally or knowingly incur any liability or expense chargeable to the Supplier and shall not disclose or appropriate to its own use, either during the term of this agreement or thereafter, any proprietary information or Confidential Information of the Supplier to which Agent may be or become privy. Such Confidential Information shall not include any information known to Agent prior to the date of this agreement.

(f) Agent shall be responsible for providing adequate training to insure the proper technical competence of its sales staff. Such responsibility shall include but not be limited to travel to the Supplier's plant by Agent's personnel when necessary and appropriate, and participation in sales conferences conducted by the Supplier's personnel at trade shows and when visiting the Territory.

(g) Agent shall keep Supplier informed as to any problems encountered with the Products and as to any resolutions arrived at for those problems.

4 SALES AND MARKETING

(a) Supplier will supply to Agent without cost from time to time reasonable quantities of such advertising, selling literature, and material as the Supplier makes available to its sales. Agent shall make proper use of such items in accordance with the Supplier's general marketing plan and shall not knowingly permit the Supplier's Confidential Information to be shown to or come into the hands of any competitors of the Supplier. All such material shall remain the property of the Supplier and shall be returned at Supplier's request. Agent shall execute such documents as may be reasonably required by the Supplier to assure its title in all such material, as well as in all consigned Products.

(b) Forecasts. Agent will provide Supplier with a good faith Six (6) month rolling forecast of its anticipated demand for each Product on a monthly basis, including a breakdown by Customer and installation. Agent shall use best efforts to obtain forecasts from Customers and to estimate anticipated demand based on Customer installations and run rates.

(c) Orders and Acceptance. Agent will place Orders specifying the Product, unit quantity, unit price (as specified in the applicable Exhibit A), shipping destination and requested shipping date. Orders shall be binding upon Supplier if confirmation by delivery of Supplier's order acknowledgment is not received within 5 days. Order. Orders may be sent by mail, telefax, other electronic media or any other means approved by Supplier; must be submitted for minimum lot sizes and must conform to any Lead Times, ordering guidelines and procedures set forth in Exhibit A or that may be provided by Supplier from time to time.

(d) <u>Customer Exclusivity</u>. In the event that Agent procures any paid order from a customer for a product, Agent shall have exclusivity on further orders from that customer for a one year period from date of delivery or product for any further orders. In the event the Customer's 12th monthly invoice from Supplier equals at least $10,000 in combined Supplier services, Agent's exclusivity to that customer shall be renewed for one year. The date of the

customer's 12th invoice shall then mark the anniversary for each subsequent review for Exclusivity for that particular customer and shall be repeated each and every year thereafter.

5 PRODUCT CHANGES AND DISCONTINUANCE

Supplier reserves the right to make changes to the Products and documentation or parts thereof, or to discontinue manufacturing the Product or related documentation. Supplier shall not incur any liability thereby or any obligation to provide such changes or improvements on Equipment previously sold by Agent to Customers and Supplier shall indemnify Agent for any and all such changes in the event Agent has submitted orders to Supplier prior to such changes or discontinuance of product(s).

6 PRICES AND PAYMENT/COMPENSATION

(a) Product Prices. Prices for the Products are set forth in Exhibit A as updated and amended at the discretion of the Supplier.

(b) Payment. Monthly royalties shall be paid to Agent for ALL payments received by Supplier for services and products that are sold by Agent on behalf of Supplier. Royalties are calculated based upon the Royalty Participation schedule below and are due to Agent on the 20th day of each month following the month a customer's payment is received by Supplier. Such royalties are paid based upon gross revenue, excluding all taxes and government mandated fees, and shall include all on time and past due amounts that were owed to Supplier.

(c) Royalty Participation. Agent shall be compensated a royalty participation of 10% of the revenue received by Supplier under the Technology License Agreement attached to each product sold by Agent. In the event annual the aggregate revenue received by Supplier for all products and services sold by Agent exceeds $5,000,000, the Agent's royalty participation hereunder shall increase to 12.5% for all customer payments received each month. In the event the annual aggregate revenues received by Supplier for all products and services sold by Agent exceed $10,000,000 then Agent's royalty participation shall increase to 15% of the total monthly revenue received by Supplier for all Agent's customers. In all cases, revenues shall be computed as received, and on a calendar year basis. Royalty participation shall be paid to Agent monthly in arrears. In the event Customer's payment is returned for any reason including insufficient funds by Customer, Agent's subsequent royalty participation payment shall be adjusted. This compensation is for the length of the customer's contract to include any renewals or upgrades and will survive any contract termination.

(d) The total revenue from all the services sold by Agent will be aggregated for the purpose of valuation of services for the compensation scale above in Section 6.c.

(e) Additional Incentive. As an incentive to "quick start" the relationship between the Parties herein, Supplier is offering to pay a royalty participation amount of 25% of the gross revenue for all new customers sold by Agent and which orders have been received by Supplier by January 31, 2011. After this date all new customers shall be paid based upon the schedule as set forth in 6.c. above.

(f) Incremental Profit Sharing: In the event Agent is able to sell Supplier products and services at rates higher then the standard price list provided to Agent for it Royalty Participation, Supplier shall share the incremental profit with Agent on a 70/30 split, paying the Agent 30% of the incremental profit above the standard price. For example, if a standard price of $0.01/gallon of

processed water is sold by Agent at $0.015/gallon, then the incremental $0.005 is split paying the Agent 30%, or, $0.0015/gallon. This payment is in additional to the Agent's Royalty Participation paid on the standard portion of the price.

(g) Monthly Reporting: Each month, Supplier shall provide to Agent a report which details by customer, the total volume of revenues achieved, the total gallons processed by Supplier, the total cost of any plants installed, the total costs of any maintenance, service or other such types of revenues which are billable to Agent's customers and thus contributable to Agent's Royalty Participation.

7 RELATIONSHIP

Agent and Supplier shall be recognized for all purposes as independent companies and neither shall in any way pledge the other's credit or incur any obligation on behalf of the other. All expenses for the operation of either party's offices, place of business, and the costs and expenses of all its activities hereunder, shall be the sole responsibility of and shall be paid by the party incurring the cost and expenses.

8 TERM AND TERMINATION

(a) Term. This Agreement shall have an initial term of one (1) years from the Effective Date unless terminated earlier pursuant to the provisions hereof. The term is subject to meeting specific performance objectives as stated in 4 (c). Upon the expiration of the Initial Term, the Agreement will automatically renew for successive three (3) year terms unless either party gives the other party written notice of its intention not to renew the Agreement at least ninety (90) days prior to the end of the then-current term.

(b) Termination for Cause. Either party may immediately terminate this Agreement if the other party fails to cure a material breach of the Agreement within ninety (90) days after receipt of written notice of such breach from the party not in default, except for a default of payment which must be cured within 5 business days.

(c) Effect of termination. Upon termination of this Agreement by Supplier, Agent may, at its option, cancel all of it's unfulfilled Orders without further obligation however, in the event Agent chooses to complete the unfulfilled Orders, Supplier shall be bound by this Agreement to pay all Royalty Participation payments as specified herein. Agent shall be permitted to contract with other suppliers of competing services to Supplier, without interference or retribution by Supplier, legal or otherwise.

(d) Upon termination of this Agreement by Agent, Supplier may, at its option, cancel all of the Agent's orders without further obligations.

(e) Upon any termination of this Agreement, each party shall promptly return to the other party all copies of the other party's Confidential Information provided by such party under this Agreement.

(f) No Liability for Termination. In the event of termination of this Agreement for any reason, neither party shall be liable to the other, except for Gross Negligence, because of such termination, for future compensation, reimbursement or damages caused by the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or

commitments in connection with the business or goodwill of Supplier or Agent. Termination shall not, however, relieve either party of obligations incurred prior to termination of this Agreement.

9 INTELLECTUAL PROPERTY

(a) Ownership. Supplier retains ownership of all patents, copyrights, trade secrets and other intellectual property rights ("Intellectual Property") relating to the Products. No ownership or licenses are granted to Agent under any such Intellectual Property of Supplier.

(b) Improvements. Except as otherwise expressly agreed by the parties, if Agent makes any Improvement (as defined below) to the Products or Intellectual Property relating thereto, Agent shall, and does hereby, grant to Supplier a perpetual, royalty-free, worldwide, non-exclusive license to make, have made, use, sell, offer to sell, sublicense and otherwise exploit such Improvement. As used herein, "Improvement" means any improvement, enhancement, modification, or suggestion relating to the Products.

10 CONFIDENTIALITY

(a) Confidential Information means (i) the terms of this Agreement and (ii) information designated as confidential by the disclosing party, including, but not limited to, data, designs, drawings, documentation, software (regardless of form or media), prototypes, processes, methods, concepts, research, development and business activities, whether obtained or disclosed verbally or in writing.

(b) Exclusions. Notwithstanding the provisions of Section 12(a), Confidential Information excludes information that: (i) is or becomes part of the public domain through no fault or breach of the Receiving Party; (ii) is rightfully known to the Receiving Party prior to receipt from the Disclosing Party, as shown by Receiving Party's written records; (iii) is subsequently rightfully obtained by the Receiving Party from a third party that has the legal right to disclose such information to the Receiving Party; (iv) is independently developed by the Receiving Party without use of Disclosing Party's Confidential Information; or (v) is required by law to be disclosed by the Receiving Party, provided that the Receiving Party provides the Disclosing Party with prompt written notice of such requirement prior to such disclosure.

(c) Use and Disclosure. Each party agrees that it (i) shall use such Confidential Information of the other party only to the extent reasonably necessary to perform its obligations or exercise its rights under this Agreement and (ii) shall not disclose, or permit to be disclosed such Confidential Information, either directly or indirectly, to any third party except as permitted under this Agreement or otherwise approved in writing by the other party. Each party agrees to exercise at least reasonable care in protecting the Confidential Information of the other party from unauthorized use and disclosure. Agent may provide the Products solely to end user Customers as reasonably necessary to sell the Products as contemplated hereunder.

(d) Confidentiality of Agreement. The terms and conditions of this Agreement shall be treated as the other party's Confidential Information and shall not be disclosed to any third party, except (i) with the consent of the other party, which shall not be unreasonably withheld; (ii) as may be required by law or regulation or in connection with public offerings or securities filings; (iii) in confidence, to its legal counsel, accountants, investors and financial advisors; (iv) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; and (v) in

confidence, as reasonably required in connection with a financing or merger or acquisition of all or substantially all of the business or assets of a party.

(e) Publicity. Neither party shall issue any press release or publicity regarding this Agreement without the prior written consent of the other party. However, each party may identify Agent as an authorized Agent of Supplier for the Products during the term of this Agreement.

11 INDEMNIFICATION

(a) Each party shall indemnify ("Indemnifying Party") and hold harmless the other Party and its respective officers, directors, employees, and stockholders (the "Indemnified Party") harmless from and against, any and all claims, demands, suits, actions, causes, losses, damages, assessments or payments brought by third parties to the extent they arise from or in connection with the Indemnifying Party or its contractors, consultants, agents and suppliers: (a) fault or negligence; (b) performance of this Agreement; (c) failure to comply with applicable laws; or (d) breach of this Agreement. The Indemnified Party shall promptly notify the Indemnifying Party in writing of any known claims covered by this indemnity. Promptly after receipt of such notice, the Indemnifying Party shall assume the defense of such claim. If the Indemnified Party so elects, the Indemnified Party may also participate in the defense of such actions by employing counsel at its expense, without waiving the Indemnifying Party's obligations to indemnify or defend. Neither party shall settle or compromise any claim or consent to the entry of any judgment without the prior written consent of the other party and without an unconditional release of all liability by each claimant or plaintiff to the Indemnified Party.

12 MISCELLANEOUS

(a) Governing Law; Dispute Resolution. This Agreement shall be governed by and construed under the laws of the State of Nevada, without reference to conflict of laws principles. Any dispute or claim arising out of or in connection with this Agreement or the performance, breach or termination thereof shall be finally resolved by binding arbitration administered by the International Centre for Dispute Resolution in accordance with its then current International Arbitration Rules by three (3) arbitrators selected in accordance with such rules. Such arbitration shall be held in Denver County, Colorado, and the proceedings and all pleadings, filings, written evidence, decisions and other relevant documents shall be in English. Any written evidence in a language other than English shall be submitted with an English translation. Any final decision issued in the arbitration shall be binding and conclusive upon the parties to this Agreement and may be entered as a final judgment by any court of competent jurisdiction. Notwithstanding the foregoing, each party may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this Section and without any abridgment of the powers of the arbitrators.

(b) Export Laws. Any and all obligations of Supplier to provide Products, documentation, or other materials shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. Agent warrants that in the event of exportation, the Agent will comply with the Export Administration Regulations and other United States

laws and regulations governing exports in effect from time to time. Agent is solely responsible, at its own expense, for obtaining all necessary import and re-export permits and certificates and for the payment of any and all taxes and duties imposed upon the movement and delivery of the Products.

(c) Notices. All notices or communications of any kind made or required to be given pursuant to this Agreement shall be in writing and delivered to the other party at the address first set forth above, unless either party gives notice to the other party of a change of address.

(d) Force Majeure. Neither party is liable for its failure or delay to perform its obligations (other than payments) under the Agreement due to strikes, wars, failure of suppliers or manufacturers, revolutions, acts of terrorism, fires, floods, explosions, earthquakes, shortages in labor, components or materials, government regulations, or other causes beyond its reasonable control.

(e) Assignment. Neither party may assign this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld, except that Agent may assign this Agreement to an Affiliate or a successor in connection with the transfer of all or substantially all of its business or assets to which this Agreement relates, whether by sale, merger, operation of law or otherwise. Subject to the foregoing sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

(f) Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

(g) Severability. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired thereby, and that provision shall be reformed, construed and enforced to the maximum extent permissible, provided that this Agreement shall not then substantially deprive either party of the bargained-for performance of the other party. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction

(h) Waivers. The failure of either party to enforce at any time any provision hereof shall not be construed as a waiver of such provision, and shall in no way affect such party's right to enforce such provision subsequently.

(i) Entire Agreement. This Agreement and its Schedules, which are incorporated herein by reference, constitute the entire understanding between the parties, and supersede all prior discussions, representations, understandings or agreements, whether oral or in writing, between the parties with respect to the subject matter of this Agreement. In the event of any conflict between the terms of this Agreement and those set forth on any Schedule hereto, the terms of this Agreement shall prevail. Any modification or amendment to this Agreement or any of the Schedules must be in writing and signed by authorized individuals of both parties.

(j) Legal Fees/Costs of Litigation. In the event of litigation under the terms of this Agreement, the prevailing party shall be entitled to an award of reasonable legal fees and costs of litigation.

This Agreement may be signed in one or more counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Supplier and Agent acknowledge that they have read this Agreement, including any Exhibits, understand them and agree to be bound by their terms and conditions.

Latitude Solutions, Inc.	**Agent: Crucible Enterprises, Ltd.**
	RANDALL E. CARROLL
By: M J [signature], CFO	By: [signature]
	CEO - FOUNDER

ATTACHMENTS: Exhibit A (Products/Territory), Exhibit B (Customers), Exhibit C (Trademarks and Guidelines), Exhibit D (Exclusive Customers)

EXHIBIT A

PRODUCTS

1. **Products and Prices:**

Product	**Price**
All Products	**A distributor price list will be given** (prices subject to change on 30 days written notice)

Note: All products are sold subject to the Suppliers "Technology License Agreement" which must be executed *prior* to delivery of product and shall remain in force for the life of the product.

Warranty Period: One year from shipment and/or as per product's specifications

Lead Time: 8 Weeks unless otherwise specified by Supplier which may be changed from time to time with 30 days notice to the Agent.

Specifications: See product data sheets

Territory: will determine with you, will give you a certain territory like the continental united states with language that crucible has exclusive on their accounts outside the continental united states.

EXHIBIT B

EXCLUDED CUSTOMERS

EXHIBIT C

TRADEMARKS AND GUIDELINES

Other Trademarks and Branding Guidelines to be provided.

EXHIBIT D

EXCLUSIVE CUSTOMERS